As filed with the Securities and Exchange Commission on November 30, 2007

Registration Statement No. 333-136634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KMG America Corporation

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-32377	20-1377270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12600 Whitewater Drive, Suite 150

Minnetonka, MN 55343

(Address of Principal Executive Offices, Including Zip Code)

KMG America Corporation

2004 Equity Incentive Plan

(Full Title of the Plan)

Melvin E. Tull, III, Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219-4074

(804) 788-8200

(804) 788-8218 (Fax)

(Name, Address, Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

On August 14, 2006, KMG America Corporation (the “Company”) filed a registration statement on Form S-8 (No. 333-136634) (the “Registration Statement”), which registered 1,000,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), to be offered or sold pursuant to the KMG America Corporation 2004 Equity Incentive Plan (the “Plan”).

On November 30, 2007, (the “Closing Date”), pursuant to an Agreement and Plan of Merger, dated as of September 7, 2007, by and among the Company, Humana Inc. (“Humana”) and Hum VM, Inc., a wholly-owned subsidiary of Humana (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Humana. The Company intends to file with the Securities and Exchange Commission a Certification and Notice of Termination and Suspension on Form 15 with respect to the Common Stock.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all securities reserved for issuance under the Plan which remain unissued on the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on November 30, 2007.

KMG AMERICA CORPORATION (Registrant)
By:	/s/ Michael B. McCallister
Michael B. McCallister Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2007.

Signature		Title

By:	/s/ Michael B. McCallister	Director, Chairman & Chief Executive Officer
	Michael B. McCallister	(Principal Executive Officer)

By:	/s/ James H. Bloem	Director, Senior Vice President, Chief Financial Officer & Treasurer
	James H. Bloem	(Principal Financial Officer & Principal Accounting Officer)

By:	/s/ James E. Murray	Director
James E. Murray